                                                                    EXHIBIT 25.1
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                           ________________________

                                   FORM T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                      __________________________________

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                A TRUSTEE PURSUANT TO SECTION 305(b)(2)_______
                       _______________________________

                                CHEMICAL BANK
             (Exact name of trustee as specified in its charter)


NEW YORK                                                              13-4994650
(State of incorporation                                         (I.R.S. employer
if not a national bank)                                      identification No.)

270 PARK AVENUE
NEW YORK, NEW YORK                                                         10017
(Address of principal executive offices)                              (Zip Code)


                              William H. McDavid
                               General Counsel
                               270 Park Avenue
                          New York, New York  10017
                             Tel: (212) 270-2611
          (Name, address and telephone number of agent for service)
                      __________________________________
                             ASARCO INCORPORATED
             (Exact name of obligor as specified in its charter)


NEW JERSEY                                                            13-4924440
(State or other jurisdiction of                                 (I.R.S. employer
incorporation or organization)                               identification No.)

180 MAIDEN LANE
NEW YORK, NY                                                               10038
(Address of principal executive offices)                              (Zip Code)

                      __________________________________
                               DEBT SECURITIES
                     (Title of the indenture securities)
           _______________________________________________________

                                   GENERAL

Item 1. General Information

        Furnish the following information as to the trustee:

        (a) Name and address of each examining or supervising authority to which it is subject. New York State Banking Department, State House, Albany, New York 12110.

        Board of Governors of the Federal Reserve System, Washington, D.C., 20551 and Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

        Federal Deposit Insurance Corporation, Washington, D.C., 20429.

        (b) Whether it is authorized to exercise corporate trust powers.

            Yes.

Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16. List of Exhibits

         List below all exhibits filed as a part of this Statement of Eligibility.

         1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977. December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

         2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

         3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

         4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-46892, which is incorporated by reference).

         5.  Not applicable.

         6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

         7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

         8. Not applicable.

         9. Not applicable.

                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all the City of the New York and State of New York, on the 5th day of October, 1994.


                                     CHEMICAL BANK



                                     By /s/ Michael A. Smith
                                        ---------------------------------
                                        Michael A. Smith
                                        Assistant Vice President


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


                             Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                                 Chemical Bank
                 of 270 Park Avenue, New York, New York  10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System.

              at the close of business June 30, 1994, published in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.


                                                                                   Dollar Amounts
                                                                                     in Millions
                  ASSETS

Cash and balances due from depository institutions:
         Noninterest-bearing balances and
         currency and coin  . . . . . . . . . . . . . . . . . . . .                   $  7,253
         Interest-bearing balances  . . . . . . . . . . . . . . . .                      4,282
Securities:
Held to maturity securities . . . . . . . . . . . . . . . . . . . .                      6,841
Available for sale securities . . . . . . . . . . . . . . . . . . .                     14,520
Federal funds sold and securities purchased under
         agreements to resell in domestic offices of the
         bank and of its Edge and Agreement subsidiaries,
         and in IBF's:
         Federal funds sold . . . . . . . . . . . . . . . . . . . .                      2,011
         Securities purchased under agreements to resell  . . . . .                        144
Loans and lease financing receivables:
         Loans and leases, net of unearned income     $61,454
         Less: Allowance for loan and lease losses      2,026
         Less: Allocated transfer risk reserve . . .      115
                                                      -------
         Loans and leases, net of unearned income,
         allowance, and reserve . . . . . . . . . . . . . . . . . .                     59,313
Assets held in trading accounts . . . . . . . . . . . . . . . . . .                     28,005
Premises and fixed assets (including capitalized
         leases)  . . . . . . . . . . . . . . . . . . . . . . . . .                      1,334
Other real estate owned . . . . . . . . . . . . . . . . . . . . . .                        553
Investments in unconsolidated subsidiaries and
         associated companies . . . . . . . . . . . . . . . . . . .                        127
Customer's liability to this bank on acceptance
         outstanding  . . . . . . . . . . . . . . . . . . . . . . .                      1,181
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . .                        564
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . .                      7,063
                                                                                      --------
TOTAL ASSETS  . . . . . . . . . . . . . . . . . . . . . . . . . . .                   $133,191
                                                                                      ========

                        LIABILITIES

Deposits
         In domestic offices  . . . . . . . . . . . . . . . . . . .                   $ 48,229
         Noninterest-bearing  . . . . . . . . . . . . . .   $17,236
         Interest-bearing . . . . . . . . . . . . . . . .    30,993
                                                            -------
         In foreign offices, Edge and Agreement subsidiaries,
         and IBF's  . . . . . . . . . . . . . . . . . . . . . . . .                     25,005
         Noninterest-bearing  . . . . . . . . . . . . . .   $   221
         Interest-bearing . . . . . . . . . . . . . . . .    24,784
                                                            -------

Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
         of its Edge and Agreement subsidiaries, and in IBF's
         Federal funds purchased  . . . . . . . . . . . . . . . . .                      9,286
         Securities sold under agreements to repurchase . . . . . .                      2,476
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . .                      2,000
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . .                     19,206
Other Borrowed money:
         With original maturity of one year or less . . . . . . . .                      7,868
         With original maturity of more than one year . . . . . . .                      1,033
Mortgage indebtedness and obligations under capitalized
         leases . . . . . . . . . . . . . . . . . . . . . . . . . .                         19
Bank's liability on acceptances executed and outstanding  . . . . .                      1,184
Subordinated notes and debentures . . . . . . . . . . . . . . . . .                      3,500
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . .                      5,893

TOTAL LIABILITIES . . . . . . . . . . . . . . . . . . . . . . . . .                    125,699
                                                                                      --------

                        EQUITY CAPITAL

Common stock  . . . . . . . . . . . . . . . . . . . . . . . . . . .                        620
surplus   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .                      4,501
Undivided profits and capital reserves  . . . . . . . . . . . . . .                      2,668
Net unrealized holding gains (losses)
on available-for-sale securities  . . . . . . . . . . . . . . . . .                       (295)
Cumulative foreign currency translation adjustments . . . . . . . .                         (2)

TOTAL EQUITY CAPITAL  . . . . . . . . . . . . . . . . . . . . . . .                      7,492
                                                                                      --------

TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
         STOCK AND EQUITY CAPITAL . . . . . . . . . . . . . . . . .                   $133,191
                                                                                      ========



I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.


                                           /s/ JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.

                                           /s/ WALTER V. SHIPLEY    )
                                           /s/ EDWARD D. MILLER     ) DIRECTORS
                                           /s/ WILLIAM B. HARRISON  )





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